SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 2)

Check the appropriate box:
         |_|      Preliminary Information Statement
         |_|      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2))
         |X|      Definitive Information Statement

                                   ECASH, INC.
================================================================================
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
         | |      No Fee Required
         |X|      Fee computed on table below per Exchange Act Rules 14c-5(g)
                  and 0-11.

         (1) Title of each class of securities to which transaction applies: Common
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         (2)      Aggregate number of securities to which transaction applies:
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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11: $47,579.00
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         (4)      Proposed maximum aggregate value of transaction: $47,579.00
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         (5)      Total fee paid: $9.52
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         |_|      Fee paid previously with preliminary materials:
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         |_|      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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         (1)      Amount previously paid:
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         (2)      Form, Schedule or Registration Statement No.:
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         (3)      Filing party:
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         (4)      Date filed:
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

ECASH, INC.

              -----------------------------------------------------
             NOTICE OF ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS
              -----------------------------------------------------


DATE OF NOTICE.........................       DECEMBER 26, 2006.

ITEMS OF CONSENT.......................

                                              (1) Approval of reclassification
                                              of Company's common stock, thereby
                                              decreasing the number of issued
                                              and outstanding shares on a 400
                                              for 1 basis, but retaining the
                                              authorized number of common shares
                                              and the par value of the Company's
                                              common stock;

                                              (2) Approval of a transaction
                                              whereby control of the Company
                                              was acquired by the stockholders
                                              of E-Cash, Inc. ("E-Cash New
                                              Jersey"), a New Jersey
                                              corporation, pursuant to the terms
                                              of a share exchange agreement (the
                                              "Agreement") more particularly
                                              described hereinafter; and

                                              (3) Approval of an amendment of
                                              the Company's Certificate of
                                              Incorporation, changing the
                                              Company's name to "ECash, Inc."

ACTION TAKEN AS OF.....................       A majority of the Company's
                                              stockholders approved the above
                                              actions by written consent on
                                              May 12, 2006, as to (1); July
                                              13, 2006, as to (2); and May 8,
                                              2006, as to (3), respectively.

DECEMBER 26, 2006                             ECASH, INC., formerly known as
                                              AVERY SPORTS TURF, INC

                                              On behalf of the Board of
                                              Directors

                                              /s/ GARY BORGLUND
                                              --------------------------
                                              Gary Borglund, Secretary

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to the requirements of Section 14(c) of the Securities and Exchange Act of 1934, as amended, and Section 228(a) of the Delaware General
Corporation Law, this Information Statement and Notice of Action by Written Consent of the Shareholders is being furnished by ECash, Inc., formerly known as Avery Sports Turf, Inc., (the "COMPANY"), a Delaware corporation, to you and other holders of record of the common stock of the Company, as of the close of business on May 12, 2006, to provide information with respect to actions taken by written consent of the holders of a majority of the outstanding shares of Company common stock. This Information Statement is expected to be mailed to shareholders on or about December 26, 2006.

The written consent actions adopted by holders of a majority of the outstanding shares of the Company's common stock approved (i) a reclassification of the Company's issued and outstanding Common Stock and combining them into a lesser number of shares of Common Stock at a ratio of 400:1, such that each four hundred shares of Common Stock issued and outstanding became one share of Common Stock, but no fractional shares were issued - rather, such fractional shares were rounded up to the nearest whole number, with any deficiency being assessed to the largest stockholder of the Corporation (but retaining the number and kind of the Corporation's authorized capital shares as before), effective at the close of business on May 22, 2006, (ii) approval of a transaction whereby control of the Company is acquired by the stockholders of E-Cash, Inc. ("E-Cash New Jersey"), a New Jersey corporation, pursuant to the terms of a share exchange agreement (the "Agreement") more particularly described hereinafter; and (iii) an amendment of the Company's Certificate of Incorporation, changing the Company's name to "ECash, Inc.", effective at the close of business on the day that such amended Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware, which was May 8, 2006. A copy of the share exchange agreement between the Company and the stockholders of E-Cash New Jersey, entitled "Agreement and Plan of Reorganization, and dated March 27, 2006, is attached as Exhibit 99.1 to the current report filed by the Company on Form 8-K with the Securities and Exchange Commission on April 7, 2006, and available for viewing at the website of the Securities and Exchange Commission, www.sec.gov. The Company will provide, without charge, to each person making a written or oral request therefore, a copy of such report incorporated herein by reference.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The Company's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 1,244,012 (post reverse-split) shares were issued and outstanding as of May 12, 2006. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. The Company does not have any other class or series of capital stock authorized or issued.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF REVERSE STOCK SPLIT. The Board approved a reclassification (the "REVERSE SPLIT") that reclassified the Company's issued and outstanding Common Stock and combined them into a lesser number of shares of Common Stock at a ratio of 400 to 1, such that each four hundred shares of Common Stock issued and outstanding became one share of Common Stock, but no fractional shares were issued - rather, such fractional shares were rounded up to the nearest whole number, with any deficiency being assessed to the largest stockholder of the Corporation (but retaining the number and kind of the Corporation's authorized capital shares as before), effective at the close of business on May 22, 2006. The Board submitted the Reverse Split to the shareholders for approval by written consent. Approval of the Reverse Split required the affirmative vote of the majority of the outstanding shares of the common stock on the record date. As of May 12, 2006, holders of a majority of the Company's common stock had approved the Reverse Split.

REASONS FOR THE REVERSE SPLIT. The Board determined that the proposed decrease in the issued and outstanding shares was in the best interests of the Company and its shareholders and further determined that it was advisable to authorize such decrease in connection with (i) possible future transactions such as financings, strategic alliances, corporate mergers and acquisitions, (ii) possible funding of new products, programs or businesses and (iii) other purposes not presently determinable and as may be deemed to be feasible and in the Company's best interests.

CERTAIN EFFECTS OF THE REVERSE SPLIT. The Board of Directors believes that approval of the Reverse Split is in the best interests of the Company and our shareholders. However, you should note that you could experience substantial dilution in the percentage of the Company's equity you own upon issuance of additional shares by the Company. The issuance of such additional shares might be disadvantageous to current shareholders in that any additional issuances would potentially reduce per share dividends, if any. You should be aware, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, adopted any policy with respect to the payment of dividends on common stock and does not intend to pay any cash dividends on common stock in the foreseeable future. The Company intends to retain earnings, if any, for use in financing growth and additional business opportunities.

EFFECTIVE DATE OF THE REVERSE SPLIT. The Reverse Split was effective upon the close of business on May 22, 2006.

APPROVAL OF NAME CHANGE. The Board and a majority of the outstanding shareholders have approved an amendment of the Company's articles (the "NAME CHANGE") that will change the Company's name from "Avery Sports Turf, inc." to "ECash, Inc, effective at the close of business on May 7, 2006. The Board submitted the Name Change to the shareholders for approval by written consent. Approval of the Name Change required the affirmative vote of the majority of the outstanding shares of the common stock. As of May 8, 2006, holders of a majority of the Company's common stock had approved the Reverse Split.

REASONS FOR THE NAME CHANGE. The Board believes that the Name Change was necessary to the success of the share exchange transaction, and was therefore in the best interests of the Company and its shareholders.

EFFECTIVE DATE OF THE NAME CHANGE. The Name Change was effective on May 8, 2006.

SHARE EXCHANGE. As set forth below, the Company's Board of Directors ("BOARD") approved as being in the best interests of the Company and its shareholders a share exchange transaction with the stockholders of E-Cash, Inc., a New Jersey corporation ("E-Cash New Jersey"), pursuant to which all of the issued and outstanding equity shares of E-Cash New Jersey would be acquired by the Company, E-Cash New Jersey would become a wholly-owned subsidiary of the Company, and the Company would issue a total of twenty million (20,000,000) new (post reverse split) and unregistered common shares of the Company to the former stockholders of E-Cash New Jersey. As a result, and after giving effect to the transaction, the former stockholders of E-Cash New Jersey hold and control approximately 94.14% of the total issued and outstanding common shares of the Company.

LEGAL AND REGULATORY ISSUES

The new common shares of the Company to be issued in the share exchange will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the "Act"), which the Company and the shareholder of E-Cash New Jersey believe is available under Section 4(2) of the Act. The board of directors of the Company and the shareholder of E-Cash New Jersey, acting on the advice of their respective legal counsel, have considered the possibility of registering such shares under the Act but have determined that such registration is not necessary and the time and expense associated with such registration would not serve the best interests of the Company and its other shareholders.

However, the Securities and Exchange Commission could make a determination contrary to the views of the Company, including a determination that the Company was a "blank check company" at the time of the share exchange, with the result that any resales of common shares of the Company issued in the share exchange would first require a registration of such shares. The Company has reviewed this issue in detail with its legal counsel and determined that it was not a "blank check company" or a "shell company" at the time of the share exchange.

ITEM 1 (INFORMATION REQUIRED BY NOTE A TO SCHEDULE 14A)

         ITEM 11 (SCHEDULE 14A)

(a) The securities to be issued in the share exchange are twenty million (20,000,000)common shares of the Company.

(b) The securities to be issued in the share exchange have the same rights, including pre-emptive rights, as all other outstanding common shares of the Company.

(c) Such securities will be issued in a share exchange whereby the Company will receive all of the issued and outstanding shares of E-Cash New Jersey, which is described more particularly below and in the financial statements attached as an exhibit of this Information Statement.

(d) The securities to be issued in the share exchange will not be issued in a public offering, since an exemption from registration is available for the transaction. The general effects of such issuance upon the rights of existing stockholders of the Company are: (1) substantial dilution in the percentage of the Company's equity owned by such stockholders upon issuance of additional shares by the Company, and (2) potential reduction of per share dividends, if any (however, the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends on its common stock, and does not intend to pay any cash dividends on common stock in the foreseeable future).

(e) The financial information required by Item 11(e) of Schedule 14A is set forth below under "ITEM 13 (SCHEDULE 14A)."

         ITEM 13 (SCHEDULE 14A) Financial and Other Information

(a)   See (b) below.

(b) The Company incorporates by reference, pursuant to Item 13(b) of Schedule 14A, the information required by Item 13(a) of such Schedule 14A, which is contained in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 14, 2006, a complete copy of which will be mailed to stockholders of the Company with this Information Statement.

         ITEM 14 (SCHEDULE 14A) Mergers, Consolidations and Similar Matters

(b)   Transaction Information

      (1) Summary Term Sheet. The essential terms of the share exchange are as described elsewhere in this Information Statement.

      (2) Contact Information. The name, complete mailing address and telephone number of E-Cash New Jersey are: ECASH, Inc., 28 Baiting Place Road, Farmingdale, New York 11735, (631) 777-2772.

      (3) Business Conducted. A description of the business conducted by E-Cash New Jersey is set forth elsewhere in this Information Statement and in the current report on Form 8-K incorporated herein by reference.

      (4) Terms of the Transaction. See (1) above.

      (5) Regulatory Approvals. Except for the requirement to file and mail this Information Statement and the corporate filings necessary to effect the reverse stock split and name change of the Company, there are no federal or state regulatory approvals which must be obtained in connection with the transaction, and as to such applicable requirements, the Company believes it is in compliance with such requirements and will receive the necessary approvals for the share exchange transaction.

      (6) Reports, Opinions, Appraisals. Not applicable.

      (7) Past Contacts, Transactions or Negotiations. Not applicable.

      (8) Selected Financial Data. The selected financial data required by Item 301 of Regulation S-K is set forth elsewhere in this Information Statement and in the current report on Form 8-K incorporated herein by reference.

      (9) Proforma Selected Financial Data. The selected proforma financial data required by Item 301 of Regulation S-K, showing the proforma effect of the share exchange transaction, is set forth in the current report on Form 8-K incorporated herein by reference.

      (10) Proforma Information. The required proforma table for the share exchange transaction is set forth in the current report on Form 8-K incorporated herein by reference.

EFFECTIVE DATE OF SHARE EXCHANGE

The share exchange transaction was consummated by the Company on September 8, 2006, as reported by the Company in its current report on Form 8-K filed with the SEC on September 14, 2006. However, control of the Company will not change until approximately twenty days following the mailing of this Information Statement, when directors appointed to the Board of Directors by the former stockholder of E-Cash New Jersey will assume control and the board members serving prior to the share exchange will resign.

REQUIRED STOCKHOLDER APPROVAL OF SHARE EXCHANGE

Approval of the share exchange required the affirmative vote of the majority of the outstanding shares of the Company's common stock on the record date. As of July 13, 2006, holders of a majority of the Company's common stock had approved the Company's consummation of the share exchange transaction.

APPRAISAL RIGHTS.

Under Delaware law, stockholders of the Company are not entitled to any appraisal rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of May 31, 2006 (1,244,012 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him. In addition, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

---------------------------------------------------------------------------------------------------------------------

                        Name and Address of Beneficial    Amount and Nature of Beneficial
   Title of Class                   Owner                              Owner                   Percent of Class
---------------------------------------------------------------------------------------------------------------------
                                 Gary Borglund,
    Common Stock        2535 Pilot Knob Road, Suite 118,
                          Mendota Heights, MN 55120                  50,125 (1)                       4.0%
---------------------------------------------------------------------------------------------------------------------

----------
(1) 10,125 of these shares are held in the name of Stout Advisors & Liquidators, a company controlled by Mr. Borglund, and 40,000 shares are held indirectly by his spouse.

                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table sets forth certain information relating to the compensation paid by the Company during the last three fiscal years to the Company's chief executive officer. No other executive officer of the Company received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2005 and for the two prior years.

-----------------------------------------------------------------------------------------------------------
                                 Annual compensation                   Long-term compensation
                                                                     Awards              Payouts
-----------------------------------------------------------------------------------------------------------
                                                                           Securities
                                                  Other                      under-                   All
                                                  annual    Restricted       lying                   other
   Name and                                      compen-      stock        options/       LTIP      compen-
  principal                 Salary      Bonus     sation     award(s)         SARs       payouts    sation
   position      Year        ($)         ($)       ($)          ($)           (#)          ($)        ($)
     (a)          (b)         I          (d)       (e)          (f)           (g)          (h)        (i)
-----------------------------------------------------------------------------------------------------------
Gary Borglund
President       2005     $80,000(2)
/CEO(1)         2004     $20,000(2)        --         --            --             --         --         --
                2003           0           --         --            --             --         --         --
-----------------------------------------------------------------------------------------------------------

----------
(1) Mr. Borglund was appointed to the board of directors on May 30, 2002, and was elected President and Chief Executive Officer on February 1, 2003.

(2) Mr. Borglund's compensation for 2004 and 2005 has been accrued but not paid in full.

COMPENSATION OF DIRECTORS

At present, non-employee directors do not receive any cash compensation or award of options, warrants, or stock appreciation rights for their service on the Board. The Board may in the future establish a policy for compensation of non-employee directors, which may include cash payments, option or stock grants and/or reimbursement of expenses.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, there are no employment contracts between the Company and any named executive officers. There are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with the Company or from a change-in-control.

EQUITY COMPENSATION PLAN INFORMATION

Except for a Non-Employee Directors and Consultants Retainer Stock Plan, as described in the form S-8 filed with the Securities and Exchange Commission on Form S-8 filed on August 20, 2003, a Form S-8 POS filed on February 9, 2004, and a Form S-8 POS filed on July 27, 2004, the Company maintains no equity compensation plans, including stock option plans, as of the date of this Information Statement.

EXHIBITS AND DOCUMENTS INCORPORATED BY REFERENCE

The Company hereby incorporates herein by reference its current report on Form 8-K, filed with the Securities and Exchange Commission on September 14, 2006, a complete copy of which will be mailed by the Company to each stockholder of the Company with this Information Statement.

                                       ECASH, INC., a Delaware corporation,
                                       formerly known as Avery Sports Turf, Inc.

                                       On behalf of the Board of Directors

                                      /s/ GARY BORGLUND
                                      -----------------------------------------
                                      Gary Borglund, Secretary

December 26, 2006